July 22, 2021

Nuveen S&P 500 Dynamic Overwrite Fund

333 West Wacker Drive

Chicago, IL 60606

Re:	Nuveen S&P 500 Dynamic Overwrite Fund (SPXX): Registration Statement on Form N-2 (File No. 333-237421)

Ladies and Gentlemen:

We hereby consent to all references to our firm in the Registration Statement of Nuveen S&P 500 Dynamic Overwrite Fund. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933 and the rules and regulations thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP